Exhibit 10.24

U.S. Small Business Administration SECURITY AGREEMENT

SBA Loan#:	7211697908
Borrower:	Valuesetters Inc.
Secured Party:	The Small Business Administration, an Agency of the U.S. Government
Date:	06.17.2020
Note Amount:	$500,000.00

1.	DEFINITIONS.

Unless otherwise specified, all terms used in this Agreement will have the meanings ascribed to them under the Official Text of the Uniform Commercial Code, as it may be amended from time to time, (“UCC”). “SBA” means the Small Business Administration, an Agency of the U.S. Government.

2.	GRANT OF SECURITY INTEREST.

For value received, the Borrower grants to the Secured Party a security interest in the property described below in paragraph 4 (the “Collateral”).

3.	OBLIGATIONS SECURED.

This Agreement secures the payment and performance of: (a) all obligations under a Note dated 06.17.2020, made by Valuesetters Inc., made payable to Secured Lender, in the amount of $500,000.00 (“Note”), including all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the Note; (b) all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the protection, maintenance and enforcement of the security interest hereby granted; (c) all obligations of the Borrower in any other agreement relating to the Note; and (d) any modifications, renewals, refinancings, or extensions of the foregoing obligations.

4.	COLLATERAL DESCRIPTION.

The Collateral in which this security interest is granted includes the following property that Borrower now owns or shall acquire or create immediately upon the acquisition or creation thereof: all tangible and intangible personal property, including, but not limited to: (a) inventory, (b) equipment, (c) instruments, including promissory notes (d) chattel paper, including tangible chattel paper and electronic chattel paper, (e) documents, (f) letter of credit rights, (g) accounts, including health-care insurance receivables and credit card receivables, (h) deposit accounts, (i) commercial tort claims, (j) general intangibles, including payment intangibles and software and (k) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Borrower grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto.

5.	RESTRICTIONS ON COLLATERAL TRANSFER.

Borrower will not sell, lease, license or otherwise transfer (including by granting security interests, liens, or other encumbrances in) all or any part of the Collateral or Borrower’s interest in the Collateral without Secured Party’s written or electronically communicated approval, except that Borrower may sell inventory in the ordinary course of business on customary terms. Borrower may collect and use amounts due on accounts and other rights to payment arising or created in the ordinary course of business, until notified otherwise by Secured Party in writing or by electronic communication.

6.	MAINTENANCE AND LOCATION OF COLLATERAL; INSPECTION; INSURANCE.

Borrower must promptly notify Secured Party by written or electronic communication of any change in location of the Collateral, specifying the new location. Borrower hereby grants to Secured Party the right to inspect the Collateral at all reasonable times and upon reasonable notice. Borrower must: (a) maintain the Collateral in good condition; (b) pay promptly all taxes, judgments, or charges of any kind levied or assessed thereon; (c) keep current all rent or mortgage payments due, if any, on premises where the Collateral is located; and (d) maintain hazard insurance on the Collateral, with an insurance company and in an amount approved by Secured Party (but in no event less than the replacement cost of that Collateral), and including such terms as Secured Party may require including a Lender’s Loss Payable Clause in favor of Secured Party. Borrower hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Borrower’s name all proofs of loss, drafts, checks and any other documents necessary for Secured Party to obtain such payments.

7.	CHANGES TO BORROWER’S LEGAL STRUCTURE, PLACE OF BUSINESS, JURISDICTION OF ORGANIZATION, OR NAME.

Borrower must notify Secured Party by written or electronic communication not less than 30 days before taking any of the following actions: (a) changing or reorganizing the type of organization or form under which it does business; (b) moving, changing its place of business or adding a place of business; (c) changing its jurisdiction of organization; or (d) changing its name. Borrower will pay for the preparation and filing of all documents Secured Party deems necessary to maintain, perfect and continue the perfection of Secured Party’s security interest in the event of any such change.

8.	PERFECTION OF SECURITY INTEREST.

Borrower consents, without further notice, to Secured Party’s filing or recording of any documents necessary to perfect, continue, amend or terminate its security interest. Upon request of Secured Party, Borrower must sign or otherwise authenticate all documents that Secured Party deems necessary at any time to allow Secured Party to acquire, perfect, continue or amend its security interest in the Collateral. Borrower will pay the filing and recording costs of any documents relating to Secured Party’s security interest. Borrower ratifies all previous filings and recordings, including financing statements and notations on certificates of title. Borrower will cooperate with Secured Party in obtaining a Control Agreement satisfactory to Secured Party with respect to any Deposit Accounts or Investment Property, or in otherwise obtaining control or possession of that or any other Collateral.

9.	DEFAULT.

Borrower is in default under this Agreement if: (a) Borrower fails to pay, perform or otherwise comply with any provision of this Agreement; (b) Borrower makes any materially false representation, warranty or certification in, or in connection with, this Agreement, the Note, or any other agreement related to the Note or this Agreement; (c) another secured party or judgment creditor exercises its rights against the Collateral; or (d) an event defined as a “default” under the Obligations occurs. In the event of default and if Secured Party requests, Borrower must assemble and make available all Collateral at a place and time designated by Secured Party. Upon default and at any time thereafter, Secured Party may declare all Obligations secured hereby immediately due and payable, and, in its sole discretion, may proceed to enforce payment of same and exercise any of the rights and remedies available to a secured party by law including those available to it under Article 9 of the UCC that is in effect in the jurisdiction where Borrower or the Collateral is located. Unless otherwise required under applicable law, Secured Party has no obligation to clean or otherwise prepare the Collateral for sale or other disposition and Borrower waives any right it may have to require Secured Party to enforce the security interest or payment or performance of the Obligations against any other person.

10.	FEDERAL RIGHTS.

When SBA is the holder of the Note, this Agreement will be construed and enforced under federal law, including SBA regulations. Secured Party or SBA may use state or local procedures for filing papers, recording documents, giving notice, enforcing security interests or liens, and for any other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Agreement, Borrower may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

11.	GOVERNING LAW.

Unless SBA is the holder of the Note, in which case federal law will govern, Borrower and Secured Party agree that this Agreement will be governed by the laws of the jurisdiction where the Borrower is located, including the UCC as in effect in such jurisdiction and without reference to its conflicts of laws principles.

12.	SECURED PARTY RIGHTS.

All rights conferred in this Agreement on Secured Party are in addition to those granted to it by law, and all rights are cumulative and may be exercised simultaneously. Failure of Secured Party to enforce any rights or remedies will not constitute an estoppel or waiver of Secured Party’s ability to exercise such rights or remedies. Unless otherwise required under applicable law, Secured Party is not liable for any loss or damage to Collateral in its possession or under its control, nor will such loss or damage reduce or discharge the Obligations that are due, even if Secured Party’s actions or inactions caused or in any way contributed to such loss or damage.

13.	SEVERABILITY.

If any provision of this Agreement is unenforceable, all other provisions remain in effect.

14.	BORROWER CERTIFICATIONS.

Borrower certifies that: (a) its Name (or Names) as stated above is correct; (b) all Collateral is owned or titled in the Borrower’s name and not in the name of any other organization or individual; (c) Borrower has the legal authority to grant the security interest in the Collateral; (d) Borrower’s ownership in or title to the Collateral is free of all adverse claims, liens, or security interests (unless expressly permitted by Secured Party); (e) none of the Obligations are or will be primarily for personal, family or household purposes; (f) none of the Collateral is or will be used, or has been or will be bought primarily for personal, family or household purposes; (g) Borrower has read and understands the meaning and effect of all terms of this Agreement.

15.	BORROWER NAME(S) AND SIGNATURE(S).

By signing or otherwise authenticating below, each individual and each organization becomes jointly and severally obligated as a Borrower under this Agreement.

Valuesetters Inc.

/s/ Coreen Kraysler
Coreen Kraysler, Owner/Officer

Date:
06.17.2020

GUARANTEE

The Guarantee is to be signed by the person(s) who is to guarantee your loan.

This document is pre-dated. DO NOT CHANGE THE DATE ON THIS DOCUMENT.

U.S. Small Business Administration Unconditional Guarantee (Disaster Loans)

SBA Loan#	7211697908
Application #	3301561063
Guarantor(s)	Coreen Kraysler
Borrower	Valuesetters Inc.
Date	06.17.2020
Note Amount	$500,000.00

1.	GUARANTEE.

Guarantor(s) unconditionally guarantee(s) payment to SBA of all amounts owing under the Note. This Guarantee remains in effect until the Note is paid in full. Guarantor(s) must pay all amounts due under the Note when SBA makes written demand upon Guarantor(s). SBA is not required to seek payment from any other source before demanding payment from Guarantor(s).

2.	NOTE.

The “Note” is the promissory note dated 06.17.2020 in the principal amount of five hundred thousand and 00/100 Dollars ($500,000.00) from Borrower to SBA. It includes any assumption, renewal, substitution, or replacement of the Note.

3.	DEFINITIONS.

“Collateral” means property, if any, taken as security for payment of the Note or any guarantee of the Note. “Loan” means the loan evidenced by the Note.

“Loan Documents” means the documents related to the Loan signed by Borrower, Guarantor(s) or any other guarantor, or anyone who pledges Collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

4.	SBA’S GENERAL POWERS.

SBA may take any of the following actions at any time, without notice, without Guarantor(s)’ consent, and without making demand upon Guarantor(s):

A.	Modify the terms of the Note or any other Loan Document except to increase the amounts due under the Note;
B.	Refrain from taking any action on the Note, the Collateral, or any guarantee;
C.	Release any Borrower or any guarantor of the Note;
D.	Compromise or settle with the Borrower or any guarantor of the Note;
E.	Substitute or release any of the Collateral, whether or not SBA receives anything in return;
F.	Foreclose upon or otherwise obtain, and dispose of, any Collateral at public or private sale, with or without advertisement;
G.	Bid or buy at any sale of Collateral by SBA or any other lienholder, at any price SBA chooses; and
H.	Exercise any rights it has, including those in the Note and other Loan Documents. These actions will not release or reduce the obligations of Guarantor(s) or create any rights or claims against SBA.

5.	FEDERAL LAW.

When SBA is the holder, the Note and this Guarantee will be construed and enforced under federal law, including SBA regulations. SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Guarantee, Guarantor(s) may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

6.	RIGHTS, NOTICES, AND DEFENSES THAT GUARANTOR(S) WAIVE(S).

To the extent permitted by law,

I.	Guarantor(s) waive(s) all rights to:

1)	Require presentment, protest, or demand upon Borrower;
2)	Redeem any Collateral before or after SBA disposes of it;
3)	Have any disposition of Collateral advertised; and
4)	Require a valuation of Collateral before or after SBA disposes of it.

J.	Guarantor(s) waive(s) any notice of:

1)	Any default under the Note;
2)	Presentment, dishonor, protest, or demand;
3)	Execution of the Note;
4)	Any action or inaction on the Note or Collateral, such as disbursements, payment, nonpayment, acceleration, intent to accelerate, assignment, collection activity, and incurring enforcement expenses;
5)	Any change in the financial condition or business operations of Borrower or any guarantor(s);
6)	Any changes in the terms of the Note or other Loan Documents, except increases in the amounts due under the Note; and
7)	The time or place of any sale or other disposition of Collateral.

K.	Guarantor(s) waive(s) defenses based upon any claim that

1)	SBA failed to obtain any guarantee;
2)	SBA failed to obtain, perfect, or maintain a security interest in any property offered or taken as Collateral;
3)	SBA or others improperly valued or inspected the Collateral;
4)	The Collateral changed in value, or was neglected, lost, destroyed, or underinsured;
5)	SBA impaired the Collateral;
6)	SBA did not dispose of any of the Collateral;
7)	SBA did not conduct a commercially reasonable sale;
8)	SBA did not obtain the fair market value of the Collateral;
9)	SBA did not make or perfect a claim upon the death or disability of Borrower or any guarantor of the Note;
10)	The financial condition of Borrower or any guarantor was overstated or has adversely changed;
11)	SBA made errors or omissions in Loan Documents or administration of the Loan;
12)	SBA did not seek payment from the Borrower, any other guarantor(s), or any Collateral before demanding payment from Guarantor(s);
13)	SBA impaired Guarantor(s)’ suretyship rights;
14)	SBA modified the Note terms, other than to increase amounts due under the Note. If SBA modifies the Note to increase the amounts due under the Note without Guarantor(s)’ consent, Guarantor(s) will not be liable for the increased amounts and related interest and expenses, but remains liable for all other amounts;
15)	Borrower has avoided liability on the Note; or
16)	SBA has taken an action allowed under the Note, this Guarantee, or other Loan Documents.

7.	DUTIES AS TO COLLATERAL.

Guarantor(s) will preserve the Collateral, if any, pledged by Guarantor(s) to secure this Guarantee. SBA has no duty to preserve or dispose of any Collateral.

8.	SUCCESSORS AND ASSIGNS.

Under this Guarantee, Guarantor(s) include(s) successors, and SBA includes successors and assigns.

9.	GENERAL PROVISIONS.

L.	ENFORCEMENT EXPENSES. Guarantor(s) promise(s) to pay all expenses SBA incurs to enforce this Guarantee, including, but not limited to, attorney’s fees and costs.
M.	SUBROGATION RIGHT. Guarantor(s) has/have no subrogation rights as to the Note or the Collateral until the Note is paid in full.
N.	JOINT AND SEVERAL LIABILITY. All individuals and entities signing as Guarantor(s) is/are jointly and severally liable.
O.	DOCUMENT SIGNING. Guarantor(s) must sign all documents necessary at any time to comply with the Loan Documents and to enable SBA to acquire, perfect, or maintain SBA’s liens on Collateral.
P.	FINANCIAL STATEMENTS. Guarantor(s) must give SBA financial statements as SBA requires.
Q.	SBA’S RIGHTS CUMULATIVE, NOT WAIVED. SBA may exercise any of its rights separately or together, as many times as it chooses. SBA may delay or forgo enforcing any of its rights without losing or impairing any of them.

R.	ORAL STATEMENTS NOT BINDING. Guarantor(s) may not use an oral statement to contradict or alter the written terms of the Note or this Guarantee, or to raise a defense to this Guarantee.
S.	SEVERABILITY. If any part of this Guarantee is found to be unenforceable, all other parts will remain in effect.
T.	CONSIDERATION. The consideration for this Guarantee is the Loan or any accommodation by SBA as to the Loan.

10.	GUARANTOR(S) ACKNOWLEDGMENT OF TERMS.

Guarantor(s) acknowledge(s) that Guarantor(s) has/have read and understands the significance of all terms of the Loan Authorization Agreement, Note, this Guarantee, including all waivers, and certifies, to the best of its, his or her knowledge and belief, that the certifications and representations in the attached Certification Regarding Lobbying are true, correct and complete and are offered to induce SBA to make this Loan.

11.	GUARANTOR(S) NAME(S) AND SIGNATURE(S).

By signing below, each individual or entity becomes obligated as Guarantor under this Guarantee.

GUARANTOR:

/s/ Coreen Kraysler
Coreen Kraysler
By:	Coreen Kraysler, Owner/Officer

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